UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2014

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 16, 2014, Orchids Paper Products Company (the “Company” or “Registrant”) and JPMorgan Chase Bank, N.A. entered into the First Amendment to Credit Agreement (the “Amendment”) to amend certain terms of the Credit Agreement dated as of April 25, 2011 (the “Credit Agreement”), between the Company and JPMorgan Chase Bank, N.A.  The following terms of the Credit Agreement were among those amended by the Amendment:

•                  The revolving credit line, which was set to expire on April 24, 2014, was extended to April 24, 2016,

•                  The amount of borrowing capacity under the revolving credit line was reduced from $18 million to $15 million,

•                  The fixed charge coverage ratio was modified to exclude up to $31 million of capital expenditures incurred in connection with the acquisition of a new paper mill and the upgrade of an existing converting line, as previously announced in November 2013,

•                  The maximum capital expenditures covenant was removed, and

•                  The letter of credit sub-facility was removed so that no letters of credit may be issued under the Agreement.

The foregoing is not a complete summary of the Amendment and is qualified in its entirety by reference to the full text of the Amendment which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.  See the Exhibit Index which is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: April 18, 2014	By:	/s/ Keith R. Schroeder
Keith R. Schroeder
Chief Financial Officer

Exhibit Index

Exhibit	Description
10.1	First Amendment to Credit Agreement, dated as of April 16, 2014, among the Registrant and JPMorgan Chase Bank, N.A.